CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, L.L.C.
Officer's Certificate

I, Matthew Jenal, Treasurer of the Cadogan Opportunistic Alternatives Fund, L.L.C. ("Cadogan"), do hereby certify that the following resolutions are a true copy of the resolutions duly adopted by the Board of Directors of the Fund at a meeting of the Board of Directors on July 17, 2007, and that such resolutions have not been amended, modified or rescinded and remain in full force and effect:

> **RESOLVED**, that the appropriate Officers of the Company are authorized and directed to renew the Fidelity Bond to provide coverage for each Officer and employee of the Company who may singly, or jointly with others, have access to the securities or other assets of the Company, either directly or through authority to draw upon such assets or to direct generally the disposition of those securities, in that amount approved or ratified by the Board from time to time;
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> **FURTHER RESOLVED**, that the Fidelity Bond is not to be canceled, terminated or modified except upon 60 days' written notice to both the affected party and the SEC;
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> **FURTHER RESOLVED**, that the Board, including all Independent Directors, has determined that the form, terms and the amount of the Fidelity Bond, which have been described to the Directors at this meeting, are reasonable, after reviewing the terms of the Fidelity Bond and having given due consideration to, among other things, the estimated value of the aggregate assets of the Company to which any person covered under the Fidelity Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of assets of the Company, and the nature of the securities held by the Company;
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> **FURTHER RESOLVED**, that the Board, including a majority of the Independent Directors, at least annually will continue to review the Fidelity Bond to determine whether the Fidelity Bond continues to be reasonable in form and amount;
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> **FURTHER RESOLVED**, that the appropriate Officers of the Company be, and each of them acting alone hereby is, designated and directed to make the filings and give the notices required by Rule 17g-1 under the 1940 Act, including all filings and notices required by Rule 17g-1(g);
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> **FURTHER RESOLVED**, that, provided that the Fidelity Bond is renewed in the form, in the amount, and with the terms described

to the Directors at this meeting, the Fidelity Bond is re-approved by the Board, including all Independent Directors;

FURTHER RESOLVED, that the appropriate Officers of the Company be, and each of them acting alone hereby is, authorized to make any and all payments and to do any and all other acts, in the name and on behalf of the Company, as they, or any one of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions relating to the Fidelity Bond;

IN WITNESS WHEREOF, I have hereunto signed by name.
Dated: August 7, 2007

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